EXHIBIT 1.1

VERIZON COMMUNICATIONS INC.

FORM OF PURCHASE AGREEMENT FOR COMMON STOCK

Verizon Communications Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Purchasers named in Schedule A attached hereto (the “Purchasers”),              shares (the “Firm Securities”) of its common stock, par value $0.10 per share (the “Common Stock”), and at the election of the Purchasers, up to an additional              shares (the “Optional Securities”) subject to the option described below (the Firm Securities and the Optional Securities are herein collectively called the “Securities”). The Securities will have the terms and provisions that are summarized in the General Disclosure Package (as defined in the Standard Common Stock Purchase Agreement Provisions (September 2013 Edition) (the “Standard Purchase Agreement Provisions”) attached hereto as Annex A) relating to the offering of the Securities. The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to the Purchasers and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Purchasers severally agree to purchase from the Company, at a purchase price of $             per share, the Firm Securities in the amount set forth opposite each Purchaser’s name in Schedule A hereto.

The Purchasers have advised the Company that they propose to offer the Securities on the terms and conditions set forth herein and in the General Disclosure Package. All the provisions contained in the Company’s Standard Purchase Agreement Provisions shall be deemed to be a part of this Purchase Agreement to the same extent as if such provisions had been set forth in full herein.

CLOSING:

Subject to the terms and conditions set forth or incorporated by reference herein, the Purchasers severally agree to pay for the Firm Securities by wire transfer in same day funds to an account designated by the Company upon delivery of such Firm Securities at      :     a.m. (New York City time) on     ,     (the “First Closing Date”), or at such other time, not later than the seventh full business day thereafter, as shall be agreed upon by the Company and the Purchasers or the firm or firms designated as the representative or representatives, as the case may be, of the Purchasers (the “Representatives”).

In addition, upon written notice from the Purchasers given to the Company from time to time not more than      days subsequent to the First Closing Date, the Purchasers severally may purchase all or less than all of the Optional Securities (but collectively not more than all) at the purchase price of $             per share. The Company agrees, subject to all the terms and conditions set forth herein, to issue and sell to the Purchasers the number of Optional Securities specified in such notice and the Purchasers severally agree to purchase such Optional Securities in proportion to the number of Firm Securities set forth opposite the name of such Purchasers named in Schedule A hereto. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Purchasers to the Company. Each time for the delivery of and payment for the Optional Securities, being herein referred to as the “Optional Closing Date,” which may be the First Closing Date (each of the First Closing Date and any Optional Closing Date being sometimes referred to as the “Closing Date”), shall be determined by the Purchasers but shall not be later than the seventh full business day after written notice of election to purchase Optional Securities is given. Payment of the purchase price for such Optional Securities shall be made at the above-mentioned offices of the Company on the relevant Optional Closing Date as specified in the notice from the Purchaser to the Company.

DENOMINATION OF THE SECURITIES:

Certificates for the Securities to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to      a.m. (New York City time) on the second business day preceding the applicable Closing Date. The certificates evidencing the Securities to be purchased hereunder shall be delivered to you on the applicable Closing Date, against payment of the purchase price therefor by wire transfer of immediately available funds.

RESALE:

[The Purchasers represent that they intend to resell the Securities and, therefore, the provisions applicable to Reselling Purchasers in the Standard Purchase Agreement Provisions will be applicable.]

OR

[The Purchasers represent that they do not intend to resell the Securities and, therefore, the provisions applicable to Reselling Purchasers in the Standard Purchase Agreement Provisions will not be applicable.]

[In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Purchaser represents and agrees that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to such offer that has

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been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in that Relevant Member State at any time:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100, or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives, on behalf of the underwriters, for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer shall require the Company to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Each Purchaser represents and agrees that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(b)	it has complied and will comply with all applicable provisions of the FSMA and of the Financial Services Act 2012 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

Each Purchaser further represents and agrees that it has not offered, sold or delivered and that it will not offer, sell or deliver, directly or indirectly, any of the Securities or distribute the Prospectus or any other material relating to the Securities, in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with the applicable laws and regulations thereof.]

ISSUER FREE WRITING PROSPECTUSES:

Any Issuer General Use Free Writing Prospectus (as such term is defined in the Standard Purchase Agreement Provisions) relating to the offering of the Securities is identified in Schedule B attached hereto and any Issuer Limited Use Free Writing Prospectus (as such term is defined in the Standard Purchase Agreement Provisions) relating to the offering of the Securities is identified in Schedule C attached hereto.

APPLICABLE TIME:

The “Applicable Time” for purposes of this Purchase Agreement shall be         : 00[a./p.]m. (New York City time) on the date of this Purchase Agreement.

In witness whereof, the parties have executed this Purchase Agreement this      day of     ,             .

[Names of Purchasers or Representatives of the several Purchasers named in Schedule A hereto]

By:
Name:
Title:

VERIZON COMMUNICATIONS INC.

By:
Name:
Title:

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SCHEDULE A

Name	Number of Initial Securities
000,000

Total	000,000

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SCHEDULE B

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

[Specify Each Issuer General Use Free Writing Prospectus or if none so state]

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SCHEDULE C

ISSUER LIMITED USE FREE WRITING PROSPECTUSES

[Specify Each Issuer Limited Use Free Writing Prospectus or if none so state]

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ANNEX A

VERIZON COMMUNICATIONS INC.

STANDARD COMMON STOCK PURCHASE AGREEMENT PROVISIONS

(September 2013 Edition)

Verizon Communications Inc., a Delaware corporation (the “Company”), may enter into one or more purchase agreements providing for the sale of Securities to the purchaser or purchasers named therein (the “Purchasers”). The standard provisions set forth herein will be incorporated by reference in any such purchase agreement (“Purchase Agreement”). The Purchase Agreement, including these Standard Purchase Agreement Provisions incorporated therein by reference, is hereinafter referred to as “this Agreement.” Unless otherwise defined herein, terms used in this Agreement that are defined in the Purchase Agreement have the meanings set forth therein.

I. SALE OF THE SECURITIES

The Company proposes to issue the Securities pursuant to a resolution of the Board of Directors of the Company authorizing the Securities.

The Company has filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), Registration Statement No. 333-              relating to certain securities including the Company’s Common Stock, par value $0.10 per share (the “Common Stock”) , including a prospectus which relates to the Common Stock, and has filed with, or transmitted for filing to, the Commission (or will promptly after the sale so file or transmit for filing) a prospectus supplement specifically relating to the particular issuance of Common Stock to which this Agreement relates (such particular issuance being hereinafter referred to as the “Securities”) pursuant to Rule 424(b) under the Act (“Rule 424(b)”). The various parts of Registration Statement No. 333-             , including all exhibits and any schedules thereto and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part thereof, each as amended at the time such part of the registration statement became effective, are referred to collectively as the “Registration Statement;” the base prospectus filed as part of the Registration Statement, in the form in which it has been most recently filed with the Commission on or prior to the time identified in the Purchase Agreement as the “Applicable Time” (the “Applicable Time”) is referred to as the “Basic Prospectus;” the Basic Prospectus, as it may be amended and supplemented (including as amended or supplemented by any preliminary prospectus supplement) prior to the Applicable Time is referred to as the “Pricing Prospectus;” and the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is referred to as the “Prospectus.” As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Pricing Prospectus” and “Prospectus” shall include in each case the material, if any, incorporated by reference therein.

II. PURCHASERS’ REPRESENTATIONS AND RESALE

Each Purchaser severally and not jointly represents and warrants that the information furnished in writing by such Purchaser to the Company expressly for use in the Registration Statement, the Basic Prospectus, the Pricing Prospectus or the Prospectus or in any Issuer Free Writing Prospectus, as defined in Article VII hereof, does not and will not contain any untrue statement of a material fact and does not and will not omit any material fact in connection with such information necessary to make such information, in the light of the circumstances under which it was made, not misleading.

If the Purchasers advise the Company in the Purchase Agreement that they intend to resell the Securities, the Company will assist the Purchasers as hereinafter provided. The terms of any such resale will be set forth in the Prospectus. The provisions of Paragraphs D, E, F and G of Article VI and Articles VIII, IX, X and XIII of this Agreement apply only to Purchasers that have advised the Company of their intention to resell the Securities (“Reselling Purchasers”). All other provisions apply to any Purchaser, including a Reselling Purchaser.

Each Purchaser represents that it has not and agrees that it will not make any offer relating to the Securities by means of a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission, unless (i) the free writing prospectus is listed in Schedule B or Schedule C to the Purchase Agreement, (ii) the information contained in the free writing prospectus is immaterial to the offering of the Securities, or (iii) the consent of the Company is obtained. Each Reselling Purchaser agrees to advise each person to whom it initially resells the Securities, prior to such resale, of the availability of the Pricing Prospectus and each Issuer Free Writing Prospectus referred to in Schedule B to the Purchase Agreement.

III. CLOSING

The closing will be held at the office of the Company at One Verizon Way, Basking Ridge, New Jersey 07920, on the applicable Closing Date. Concurrent with the delivery of the Securities to the Purchasers or to the Representatives for the account of each

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Purchaser, payment of the full purchase price of the Securities shall be made by wire transfer in same day funds to an account designated by the Company.

IV. CONDITIONS TO PURCHASERS’ OBLIGATIONS

The respective obligations of the Purchasers hereunder are subject to the following conditions:

(A) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; since the latest date as of which information is given in the Pricing Prospectus, there shall have been no material adverse change in the business, business prospects, properties, financial condition or results of operations of the Company; and the Purchasers or the Representatives shall have received on the Closing Date the customary form of compliance certificate, dated the Closing Date and signed by the President or a Vice President of the Company, including the foregoing. The officer executing such certificate may rely upon the best of his or her knowledge as to proceedings pending or threatened.

(B) The Purchasers or the Representatives shall have received on the Closing Date an opinion of the General Counsel of the Company, or other counsel to the Company satisfactory to the Purchasers and counsel to the Purchasers, dated the Closing Date, substantially in the form set forth in Exhibit A hereto.

(C) The Purchasers or the Representatives shall have received on the Closing Date an opinion and a letter of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Purchasers, dated the Closing Date, substantially in the forms set forth in Exhibits B-1 and B-2 hereto.

(D) The Purchasers or the Representatives shall have received on the Closing Date a letter from Ernst & Young LLP, independent registered public accountants for the Company, dated as of the Closing Date, substantially to the effect set forth in Exhibit C hereto.

(E) The Securities shall have been approved for listing, and the Company will use its best efforts to maintain the listing, on the New York Stock Exchange and such other exchanges where the Company’s Common Stock is listed.

If any condition specified in this Article IV shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Purchasers by notice to the Company and such termination shall be without liability of any party to any other party except as provided in Articles VI and VII hereof.

V. CONDITIONS TO THE COMPANY’S OBLIGATIONS

The obligations of the Company hereunder are subject to the following conditions:

(A) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission.

(B) The Company shall have received on the applicable Closing Date the full purchase price of the Securities purchased hereunder.

VI. COVENANTS OF THE COMPANY

In further consideration of the agreements contained herein of the Purchasers, the Company covenants to the several Purchasers as follows:

(A) To furnish to the Purchasers or the Representatives a copy of the Registration Statement including the materials, if any, incorporated by reference therein, to timely file with the Commission any Prospectus relating to the offering of the Securities required to be filed by the Company pursuant to Rule 424(b) under the Act, and, during the period mentioned in (D) below, to supply as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Purchasers or the Representatives may reasonably request. The terms “supplement” and “amendment” or “amend” as used in this Agreement shall include all documents filed by the Company with the Commission subsequent to the effective date of the Registration Statement, or the date of the Basic Prospectus, the Pricing Prospectus or the Prospectus, as the case may be, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are deemed to be incorporated by reference therein.

(B) Before amending or supplementing the Registration Statement, the Basic Prospectus, the Pricing Prospectus or the Prospectus with respect to the Securities, to furnish to any Purchaser or the Representatives, and to counsel for the Purchasers, a copy of each such proposed amendment or supplement.

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(C) To pay the registration fees for the offering of the Securities within the time period required by Rule 456(b)(1)(i) under the Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

The covenants in Paragraphs (D), (E), (F) and (G) apply only to Reselling Purchasers:

(D) The Company will notify the Reselling Purchasers promptly, at any time prior to completion of the resale of the Securities by the Reselling Purchasers, and confirm the notice in writing, (i) of the delivery to the Commission for filing any document to be filed pursuant to the Exchange Act which will be incorporated by reference into the Registration Statement, (ii) of any request by the Commission for any amendment or supplement to the Registration Statement, to any document incorporated by reference therein or for any additional information, (iii) of the issuance by the Commission of any order directed to the Registration Statement or any document incorporated therein by reference or the initiation or threat of any challenge by the Commission to the accuracy or adequacy of any document incorporated by reference in the Registration Statement, (iv) the issuance by the Commission of any order suspending the use of the Pricing Prospectus or the Prospectus or of the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act, (v) of receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) and (vi) of receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose.

(E) If, at any time prior to the completion of the resale of the Securities during which, in the opinion of counsel for the Reselling Purchasers, the Prospectus (or, in lieu thereof, the notice referred to in Rule 173 under the Act) is required by law to be delivered, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make a statement therein, in light of the circumstances when the Prospectus is delivered to a subsequent purchaser, not materially misleading, or if it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and furnish, at its own expense (unless such amendment shall relate to information furnished by the Purchasers or the Representatives by or on behalf of the Purchasers in writing expressly for use in the Prospectus), to the Reselling Purchasers, the number of copies requested by the Reselling Purchasers or the Representatives of either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in light of the circumstances when the Prospectus is delivered to a subsequent purchaser, be misleading or so that the Prospectus will comply with applicable law.

(F) The Company represents that it has not and agrees that it will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433(h)(1) under the Act, unless (i) listed in Schedule B or Schedule C to the Purchase Agreement, (ii) the information contained in the issuer free writing prospectus is immaterial to the offering of the Securities, or (iii) the consent of the Purchasers is obtained. Any free writing prospectus consented to by the Purchasers under this paragraph, as well as any other “free writing prospectus” as defined in Rule 405 under the Act required to be filed with the Commission and consented to by the Company under Article II hereof, is referred to in this Agreement as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433(h)(1) under the Act, and has complied and will comply with the requirements of Rule 433 applicable to such Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(G) To use its best efforts to qualify the Securities for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Purchasers or the Representatives shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection therewith; provided, however, that the Company, in complying with the foregoing provisions of this paragraph, shall not be required to qualify as a foreign company or to register or qualify as a broker or dealer in securities in any jurisdiction or to consent to service of process in any jurisdiction other than with respect to claims arising out of the offering or sale of the Securities; and provided, further, that the Company shall not be required to continue the qualification of the Securities beyond one year from the date of the sale of the Securities.

(H) Except as stated in this Agreement and in the Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.

VII. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the several Purchasers that (i) the Company is a “well-known seasoned issuer” (as defined in Rule 405 under the Act), the Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Act), the Company has not received any notice from the Commission objecting to the Company’s use of the automatic shelf registration statement form pursuant to Rule 401(g)(2) under the Act, (ii) no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or threatened by the Commission, as of the applicable effective date of the Registration Statement and any amendment thereto, (iii) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Basic Prospectus, the Pricing Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations thereunder, (iv) each part of the Registration Statement filed with the Commission pursuant to the Act relating to the Securities, when such part became effective (including each deemed effective date pursuant to Rule 430B(f)(2)), did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (v) on the effective date of the Registration Statement (including each deemed effective date pursuant to Rule 430B(f)(2)), the date of the Basic Prospectus, the Pricing Prospectus and the Prospectus and at all times subsequent to and including the Closing Date, the Registration Statement, the Basic Prospectus, the Pricing Prospectus and the Prospectus, as amended or supplemented, if applicable, complied or will comply in all material respects with the Act and the applicable rules and regulations thereunder, (vi) on the effective date of the Registration Statement (including each deemed effective date pursuant to Rule 430B(f)(2)), the Registration Statement did not contain, and as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the

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statements therein not misleading, and on the date of the Prospectus, or any amendment or supplement thereto, and on the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information furnished to the Company by any Purchaser or the Representatives by or on behalf of any Purchaser in writing expressly for use therein, (vii) as of the Applicable Time, neither (a) any Issuer General Use Free Writing Prospectus(es) (as defined below and identified in Schedule B to the Purchase Agreement) issued at or prior to the Applicable Time and the Pricing Prospectus, all considered together (collectively the “General Disclosure Package”), nor (b) any individual Issuer Limited Use Free Writing Prospectus (as defined below and identified in Schedule C to the Purchase Agreement), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to statements or omissions in any Issuer Free Writing Prospectus or the Pricing Prospectus based upon information furnished to the Company by any Purchaser or the Representatives by or on behalf of any Purchaser in writing expressly for use therein, (viii) each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer of the Securities did not, does not and will not include any information conflicting with the information contained in the Registration Statement, (ix) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities and at the date of the Purchase Agreement the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Act, (x) there are no legal or governmental proceedings required to be described in the Basic Prospectus, the Pricing Prospectus or the Prospectus which are not described as required, (xi) the consummation of any transaction herein contemplated will not conflict with, result in the creation of any lien, charge or encumbrance upon any material property or asset of the Company or any of its subsidiaries pursuant to the terms of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or result in the violation of any statute, or any order, rule or regulation of any court or governmental agency or body by which the Company is bound, in each case, which would reasonably be expected to have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole, (xii) there are no preemptive rights or other rights similar to preemptive rights in respect of any shares of the Company’s capital stock, including the Securities when issued, and no restrictions upon the transfer of the Securities when issued, pursuant to the Company’s restated certificate of incorporation, bylaws or other governing documents or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which it may be bound, (xiii) the Securities have been duly authorized by the Company and, upon issuance and delivery and payment therefor in the manner described herein, will be validly issued, fully paid and nonassessable and (xiv) neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of the Company’s capital stock.

As used in this section and elsewhere in this Agreement:

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h)(1) under the Act relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i) under the Act, whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Act because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission, or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B to the Purchase Agreement.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

VIII. INDEMNIFICATION

The Company agrees to indemnify and hold harmless each Reselling Purchaser and each person, if any, who controls such Reselling Purchaser within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus (if used within the period set forth in Paragraph (E) of Article VI hereof, and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company by any Reselling Purchaser or the Representatives by or on behalf of any Reselling Purchaser in writing expressly for use therein.

Each Reselling Purchaser severally and not jointly agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to each Reselling Purchaser, but only with reference to information relating to said Reselling Purchaser furnished to the

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Company in writing by the Reselling Purchaser or the Representatives by or on behalf of said Reselling Purchaser expressly for use in the Registration Statement, the Basic Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus.

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall promptly notify the person or persons against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding (provided, however, that if such indemnified party shall object to the selection of counsel after having been advised by such counsel that there may be one or more legal defenses available to the indemnified party which are different from or additional to those available to the indemnifying party, the indemnifying party shall designate other counsel reasonably satisfactory to the indemnified party) and the indemnifying party shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

If the indemnification provided for in this Article VIII is unavailable to an indemnified party under the first or second paragraph hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall severally contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Reselling Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Reselling Purchasers on the other in connection with the statement or omission that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Reselling Purchasers on the other in connection with the offering of the Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities received by the Company bear to the total commissions, if any, received by all of the Reselling Purchasers in respect thereof. If there are no commissions allowed or paid by the Company to the Reselling Purchasers in respect of the Securities, the relative benefits received by the Reselling Purchasers in the preceding sentence shall be the difference between the price received by such Reselling Purchasers upon resale of the Securities and the price paid for the Securities pursuant to the Purchase Agreement. The relative fault of the Company on the one hand and of the Reselling Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Reselling Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Article VIII shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VIII, no Reselling Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it under this Agreement and resold as contemplated herein and in the Prospectus exceeds the amount of any damages which such Reselling Purchaser has otherwise paid or becomes liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Reselling Purchasers’ obligations to contribute as provided in this Article VIII are several in proportion to their respective purchase obligations and not joint.

IX. SURVIVAL

The indemnity and contribution agreements contained in Article VIII and the representations and warranties of the Company contained in Article VII of this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Reselling Purchaser or on behalf of any Reselling Purchaser or any person controlling any Reselling Purchaser and (iii) acceptance of and payment for any of the Securities.

X. TERMINATION BY RESELLING PURCHASERS

At any time prior to the Closing Date this Agreement shall be subject to termination in the absolute discretion of the Reselling Purchasers, by notice given to the Company, if (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iii) minimum prices shall have been established on the New York Stock Exchange by

1.1-10

Federal or New York State authorities or (iv) any outbreak or material escalation of hostilities involving the United States or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by the General Disclosure Package and the Prospectus.

XI. TERMINATION BY PURCHASERS

If this Agreement shall be terminated by the Purchasers because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason (other than those set forth in Article V) the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Purchasers for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by such Purchasers in connection with the Securities. Except as provided herein, the Purchasers shall bear all of their expenses, including the fees and disbursements of counsel.

XII. SUBSTITUTION OF PURCHASERS

If for any reason any Purchaser shall not purchase the Securities it has agreed to purchase hereunder, the remaining Purchasers shall have the right within 24 hours to make arrangements satisfactory to the Company for the purchase of such Securities hereunder. If they fail to do so, the amounts of Securities that the remaining Purchasers are obligated, severally, to purchase under this Agreement shall be increased in the proportions which the total amount of Securities which they have respectively agreed to purchase bears to the total amount of Securities which all non-defaulting Purchasers have so agreed to purchase, or in such other proportions as the Purchasers may specify to absorb such unpurchased Securities, provided that such aggregate increases shall not exceed 10% of the total amount of the Securities set forth in Schedule A to the Purchase Agreement. If any unpurchased Securities still remain, the Company shall have the right either to elect to consummate the sale except as to any such unpurchased Securities so remaining or, within the next succeeding 24 hours, to make arrangements satisfactory to the remaining Purchasers for the purchase of such Securities. In any such cases, either the Purchasers or the Representatives, on the one hand, or the Company, on the other hand, shall have the right to postpone the Closing Date for not more than seven business days to a mutually acceptable date. If the Company shall not elect to so consummate the sale and any unpurchased Securities remain for which no satisfactory substitute Purchaser is obtained in accordance with the above provisions, then this Agreement shall terminate without liability on the part of any non-defaulting Purchaser or the Company for the purchase or sale of any Securities under this Agreement. No provision in this paragraph shall relieve any defaulting Purchaser of liability to the Company for damages occasioned by such default.

XIII. NO ADVISORY OR FIDUCIARY RELATIONSHIP

The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s length commercial transaction between the Company, on the one hand, and the several Purchasers, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Company on other matters) and no Purchaser has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent deemed by it to be appropriate.

XIV. MISCELLANEOUS

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York.

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EXHIBIT A

[Letterhead of General Counsel of Verizon Communications Inc.]

_______________

and the other several Purchasers

referred to in the Purchase Agreement

dated             , among such

Purchasers and Verizon Communications Inc.

Re:	Verizon Communications Inc.

            Shares of Common Stock, par value $0.10 per share

Dear Sirs:

I have been requested by Verizon Communications Inc., a Delaware corporation (the “Company”), as Executive Vice President and General Counsel of the Company, to furnish you with my opinion pursuant to Section IV(B) of the Standard Common Stock Purchase Agreement Provisions (September 2013 Edition) attached as Annex A to the Purchase Agreement dated              (the “Agreement”) among the Company and you, relating to the purchase and sale of              shares (the “Securities”) of the Company’s common stock, $0.10 par value per share (the “Common Stock”). Capitalized terms not defined herein have the meanings assigned to such terms in the Agreement.

In this connection, I, or attorneys under my direction, have examined among other things:

(a) The restated certificate of incorporation and the bylaws of the Company, each as presently in effect;

(b) The Securities;

(c) The Agreement;

(d) The records of the corporate proceedings of the Company relating to the authorization, execution and delivery of the Agreement and the authorization and delivery of the Securities;

(e) The records of all proceedings taken by the Company relating to the registration of the Securities under the Securities Act of 1933, as amended (the “Act”);

(f) The Registration Statement, the Pricing Prospectus, the General Disclosure Package and the Prospectus, as each such term is defined in the Agreement, including all documents filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated therein by reference (the “Incorporated Documents”).

I, or attorneys under my direction, have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates of public officials and other instruments relating to the offer and sale of the Securities as I have deemed necessary or advisable for the purpose of this opinion. In such examination I have assumed that all signatures on all such documents are genuine and that all documents submitted to us as originals are authentic, and that copies of all documents submitted to us are complete and conform to the original documents.

On the basis of my examination of the foregoing and of such other documents and matters as I have deemed necessary as the basis for the opinions hereinafter expressed, I am of the opinion that:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is a duly licensed and qualified foreign corporation in good standing under the laws of those jurisdictions in which the Company’s ownership of its property or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect on the business, business prospects, properties, financial condition or results of operations of the Company), and has adequate corporate power to own and operate its properties and to carry on the business in which it is now engaged.

2. All legal proceedings necessary to the authorization, issue and sale of the Securities have been taken by the Company.

3. The Agreement has been duly and validly authorized, executed and delivered by the Company.

4. The Securities conform as to legal matters in all substantial respects with the statements concerning them in the General Disclosure Package and the Prospectus, have been duly authorized and are validly issued, fully paid and nonassessable.

5. Except as may be required by the securities or Blue Sky laws of certain jurisdictions, no authorization, approval or consent of any governmental regulatory authority is required for the issuance and sale of the Securities.

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6. There are (A) no preemptive rights or other rights similar to preemptive rights in respect of any shares of the Company’s Common Stock, including the Securities when issued, and (B) no restrictions upon the transfer of the Securities when issued, pursuant to the Company’s restated certificate of incorporation, bylaws or any agreement or other instrument filed by the Company as an exhibit with the Commission. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of the Company’s Common Stock under the Company’s restated certificate of incorporation, bylaws or any agreement or other instrument binding on the Company filed as an exhibit with the Commission.

7. The execution and delivery of the Agreement and the Securities and the consummation of the transactions contemplated therein will not result in a violation of or conflict with the provisions of the restated certificate of incorporation or the bylaws of the Company or any law, statute, order, decree, rule or regulation known to me of any court or governmental agency having jurisdiction over the Company or its property.

8. To my knowledge there is no litigation or governmental proceeding pending or threatened against the Company or its subsidiaries which would affect the subject matter of the Agreement.

9. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Registration Statement and the Prospectus.

10. The Registration Statement became effective under the Act and, to the best of my knowledge, no proceedings under Section 8 of the Act looking toward the possible issuance of a stop order with respect thereto or pursuant to Section 8A of the Act are pending or threatened and the Registration Statement remains in effect on the date hereof. The Registration Statement as of its effective date (including each deemed effective date pursuant to Rule 430B(f)(2)), the Pricing Prospectus as of the Applicable Time, as such term is defined in the Agreement, and the Prospectus as of the date thereof complied as to form in all material respects with the relevant provisions of the Act and of the Exchange Act as to the Incorporated Documents and the applicable rules and regulations of the Securities and Exchange Commission thereunder, except that I express no opinion as to the financial statements or other financial data contained therein. The Prospectus is lawful for use for the purposes specified in the Act in connection with the offer for sale and sale of the Securities in the manner therein specified, subject to compliance with the provisions of securities or Blue Sky laws of certain States in connection with the offer for sale or sale of the Securities in such States.

In addition, I confirm to you that I have no reason to believe (A) that the Registration Statement and the Incorporated Documents, considered as a whole on the effective date of the Registration Statement (including each deemed effective date pursuant to Rule 430B(f)(2)), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (B) that the General Disclosure Package and the Incorporated Documents, considered as a whole as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) that the Prospectus and the Incorporated Documents, considered as a whole as of the date of the Prospectus and on the date hereof, contained or contain any untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case I make no statement and express no belief as to the financial statements or other financial and accounting information and data or management’s report on the effectiveness of internal control over financial reporting contained therein.

In rendering the opinions contained herein, I am acting solely as General Counsel to the Company, and I am not engaged or acting as counsel for any other person or entity. I disclaim any responsibility or duty to conduct any further investigation of the matters addressed herein after the date hereof, and disclaim any responsibility or duty to bring to your attention any change in the information herein.

Without my prior written consent, the opinions contained herein may not be relied upon by any person or entity other than the addressees, quoted in whole or in part, or otherwise referred to in any report or document, or furnished to any other person or entity, except that Milbank, Tweed, Hadley & McCloy LLP may rely upon the opinions contained herein as if this letter were separately addressed to them.

Very truly yours,

cc: Milbank, Tweed, Hadley & McCloy LLP

1.1-13

EXHIBIT B-1

MILBANK, TWEED, HADLEY & McCLOY LLP

1 Chase Manhattan Plaza

New York, New York 10005

VERIZON COMMUNICATIONS INC.

             Shares of Common Stock, $0.10 par value per Share

_____________

and the other several Purchasers

referred to in the Purchase Agreement

dated             , among such

Purchasers and Verizon Communications Inc.

Ladies and Gentlemen:

We have been designated by Verizon Communications Inc. (the “Company”) as counsel for the purchasers of              shares (the “Securities”) of its common stock, $0.10 par value per share. Pursuant to such designation and the terms of a Purchase Agreement dated                     , relating to the Securities (the “Purchase Agreement”), entered into by you with the Company, we have acted as your counsel in connection with your several purchases this day from the Company of the Securities. Capitalized terms used herein that are not defined herein shall have the meaning ascribed thereto in the Purchase Agreement.

We have reviewed originals or copies, certified to our satisfaction, of such corporate records of the Company, indentures, agreements and other instruments, certificates of public officials and of officers and representatives of the Company, and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and statements contained in the Registration Statement hereinafter mentioned.

In addition, we attended the closing held today at the offices of the Company at One Verizon Way, Basking Ridge, New Jersey, at which the Company caused the Securities to be delivered to your representatives for your several accounts, against payment therefor.

On the basis of the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that:

1. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

2. The Purchase Agreement has been duly authorized, executed and delivered by and on behalf of the Company.

3. The Securities have been duly authorized by the Company and conform as to legal matters in all substantial respects to the description thereof contained in the General Disclosure Package and the Prospectus. The Securities are validly issued, fully paid and nonassessable.

4. On the basis of information received by the Company from the Securities and Exchange Commission (the “Commission”), the Registration Statement, as such term is defined in the Purchase Agreement, filed with the Commission pursuant to the Securities Act of 1933, as amended (the “Act”), is effective under the Act. The Prospectus is lawful for use for the purposes specified in the Act, in connection with the offer for sale and sale of the Securities in the manner therein specified, subject to compliance with the provisions of securities or Blue Sky laws of certain States in connection with the offer for sale or sale of the Securities in such States. To the best of our knowledge, the Registration Statement remains in effect at this date.

5. The Registration Statement, as of its effective date (including each deemed effective date pursuant to Rule 430B(f)(2)), the Pricing Prospectus, as of the Applicable Time and the Prospectus, as of the date thereof (except any financial statements or other financial data included in, or omitted from, or incorporated by reference in, the Registration Statement or the Prospectus as to which no opinion is expressed) appear on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Act and the Securities Exchange Act of 1934, as amended, as applicable, and the applicable rules and regulations of the Commission thereunder.

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We express no opinion as to matters governed by any laws other than the laws of the State of New York, the Federal laws of the United States of America, the corporate laws of the State of Delaware and, to the extent the foregoing opinions involve laws other than the laws of the State of New York, the Federal laws of the United States of America or the corporate laws of the State of Delaware, in reliance upon the opinion of even date herewith of the General Counsel of the Company, such other laws.

The opinions contained herein are rendered to you and are solely for your benefit and the benefit of the Purchasers represented by you in connection with the transaction contemplated by the Purchase Agreement. These opinions may not be relied upon by you for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

Very truly yours,

MILBANK, TWEED, HADLEY & McCLOY LLP

1.1-15

EXHIBIT B-2

MILBANK, TWEED, HADLEY & McCLOY LLP

1 Chase Manhattan Plaza

New York, New York 10005

VERIZON COMMUNICATIONS INC.

             Shares of Common Stock, $0.10 par value per Share

_____________

and the other several Purchasers

referred to in the Purchase Agreement

dated             , among such

Purchasers and Verizon Communications Inc.

Ladies and Gentlemen:

We acted as counsel for the Purchasers in connection with the purchase by you of              shares of the common stock (the “Securities”), $0.10 par value per share, of Verizon Communications Inc. (the “Company”) pursuant to the terms of a Purchase Agreement dated                     , relating to the Securities (the “Purchase Agreement”), entered into by you with the Company. We are furnishing this letter to you pursuant to the Purchase Agreement. Capitalized terms used herein that are not defined herein shall have the meaning ascribed thereto in the Purchase Agreement.

As counsel for the Purchasers, we reviewed the Registration Statement, the Pricing Prospectus, the Prospectus and each Issuer Free Writing Prospectus identified in Schedule B to the Purchase Agreement which constitutes part of the General Disclosure Package (each such document being prepared by the Company), we reviewed certain corporate records and documents furnished to us by the Company and we participated in discussions with counsel for and representatives of the Company, independent registered public accountants for the Company and your representatives regarding the contents of the Registration Statement, the Pricing Prospectus, the Prospectus and such Issuer Free Writing Prospectus(es) and related matters. We note that we did not participate in the preparation of the documents incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, although we have reviewed such documents and considered the factual matters set forth therein as a part of the Registration Statement, the General Disclosure Package and the Prospectus as of the dates set forth in this letter. The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the General Disclosure Package or the Prospectus and we have not undertaken to verify independently any of such factual matters. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the General Disclosure Package and the Prospectus involve matters of a non-legal nature. Accordingly, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Prospectus and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements except to the extent set forth in paragraph 4 of our separate opinion letter to you dated the date hereof. In addition, we are not passing upon and do not assume any responsibility for ascertaining whether or when any of the General Disclosure Package or the Prospectus was conveyed to any person for purposes of Rule 159 under the Act.

On the basis of and subject to the foregoing we confirm to you that nothing has come to our attention that causes us to believe that: (i) the Registration Statement (other than the financial statements and schedules and other financial, and accounting information and data and management’s report on the effectiveness of internal control over financial reporting, as to which we express no belief and make no statement), as of the effective date of the Registration Statement (including each deemed effective date pursuant to Rule 430B(f)(2)), contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the General Disclosure Package (other than the financial statements and other financial and accounting information and data and management’s report on the effectiveness of internal control over financial reporting, as to which we express no belief and make no statement), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus (other than the financial statements and other financial and accounting information and data and management’s report on the effectiveness of internal control over financial reporting, as to which we express no belief and make no statement), as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

1.1-16

This letter is furnished to you by us as counsel to the Purchasers, is solely for the benefit of the Purchasers in connection with the closing under the Purchase Agreement of the sale of the Securities occurring today and may not be used, quoted, relied upon or otherwise referred to by any other person or for any other purpose without our express written consent in each instance. We disclaim any obligation to update anything herein for events occurring after the date hereof.

Very truly yours,

MILBANK, TWEED, HADLEY & McCLOY LLP

1.1-17

EXHIBIT C

LETTER OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The letter of independent registered public accountants to be delivered pursuant to Article IV, paragraph (D) of the document entitled Standard Common Stock Purchase Agreement Provisions (September 2013 Edition) shall be to the effect that:

At the closing, the Purchasers shall have received such number of copies as are necessary to provide one for each Purchaser of a letter satisfactory to the Purchasers or the Representatives and counsel to the Purchasers, dated as of the Closing Date and encompassing the performance of certain procedures described in the letter as of a date not more than five business days prior to the Closing Date (the “Cutoff Date”), from Ernst & Young LLP confirming that they are independent registered public accountants with respect to Verizon Communications Inc. (the “Company”) within the meaning of the Securities Act of 1933, as amended (the “Act”), and the applicable published rules and regulations of the Commission thereunder, specifically Rule 2-01 of Regulation S-X, and stating in effect (1) that in their opinion, the financial statements and schedules audited by them and incorporated by reference in the Pricing Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act, and the Securities Exchange Act of 1934, as amended the (“Exchange Act”) and the published rules and regulations thereunder, (2) that although they have not audited any financial statements of the Company as of any date or for any period subsequent to the prior-year audit, and although they have conducted an audit for that period, the purpose (and therefore the scope) of the audit was to enable them to express their opinion on the financial statements as of that date and for the year then ended, but not on the financial statements for any interim period within that year; therefore, they are unable to and do not express any opinion on the unaudited condensed consolidated balance sheet as of the latest available interim date, and the unaudited condensed consolidated statements of income, reinvested earnings, and cash flows for the latest available interim period subsequent to that prior-year audit which are included in the Pricing Prospectus and the Prospectus and for the comparable period of the preceding year; they have performed the procedures specified by the Public Company Accounting Oversight Board for a review of interim financial information as described in AU 722, Interim Financial Information, on the latest available unaudited interim condensed consolidated financial statements prepared by the Company, inquired of certain officials of the Company responsible for financial and accounting matters, and read the minutes of the Board of Directors and shareholders of the Company, all of which procedures have been agreed to by the Purchasers, nothing has come to their attention which caused them to believe that: (a) any unaudited interim condensed consolidated financial statements incorporated by reference in the Pricing Prospectus and the Prospectus (i) do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations thereunder or (ii) have not been presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements incorporated by reference in the Pricing Prospectus and the Prospectus; or (b) (i) as of the date of the latest available unaudited condensed consolidated interim financial statement prepared by the Company, there have been any changes in the capital stock or any increase in the short-term indebtedness or long-term debt of the Company or any decrease in net assets, in each case as compared with the amounts shown on the latest balance sheet incorporated by reference in the Pricing Prospectus and the Prospectus, (ii) for the period from the date of the latest financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus to the specified date referred to in the preceding clause (i), there were any decreases in operating revenues, operating income or net income, in each case as compared with the comparable period of the preceding year, or (iii) as of the Cutoff Date there have been any changes in the capital stock or any increase in the debt of the Company, or any decreases in net assets, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Pricing Prospectus and the Prospectus, and (iv) for the period from the date of the latest available interim financial statement referred to in clause (b)(i) above to the Cutoff Date, there were any decreases in operating revenues, operating income or net income, in each case as compared with the comparable period of the preceding year, except in all instances for changes or decreases which the Prospectus discloses have occurred or may occur or as disclosed in such letter and except for changes occasioned by the declaration and payment of dividends on the stock of the Company or occasioned by sinking fund payments made on the debt securities of the Company, and (3) that they have performed the following additional procedures with respect to the ratios of earnings to fixed charges included or incorporated by reference in the Pricing Prospectus and the Prospectus: (i) compared the amounts used in the computation of such ratios with the amounts included in the financial statements incorporated by reference in the Pricing Prospectus and the Prospectus and noted agreement in all material respects, and (ii) recomputed the ratios and noted agreement in all material respects.

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